Scholastic Reports Fiscal 2027 First Quarter Results
Company Affirms Fiscal 2027 Guidance

New York – September 24, 2026 – Scholastic Corporation (NASDAQ: SCHL), the global children’s publishing, education and media company, today reported financial results for the Company’s fiscal first quarter ended August 31, 2026.

Peter Warwick, President and Chief Executive Officer, said, “Scholastic continued to advance its fiscal 2027 priorities during the seasonally small first quarter, with strong early indicators across our businesses reinforcing our confidence entering the important back-to-school and fall season. As we indicated in July, our operating loss for the quarter included the full-period impact of the sale-leaseback transactions. During the quarter, we also sustained investments to support our growth priorities in the quarters ahead.

“In Children’s Books, we begin the second quarter with positive momentum, with Book Fair bookings ahead of prior year and a publishing and franchise schedule that positions us well for the year ahead, both domestically and internationally. During the first quarter, Entertainment’s production activity and pipeline continued to grow strongly, as we expanded capabilities to extend Scholastic IP across formats and platforms. In Education, though increased pressure on school and district budgets impacted sales, we continued to make progress aligning the cost structure and advancing the business’s transformation to support improved performance and long-term growth.

“Our fiscal 2027 priorities remain focused on translating the strategic and operating progress achieved last year to drive further performance gains. We remain confident in the growth trajectory we outlined at year-end and are affirming our full-year guidance as we continue to execute against that plan and create long-term value for shareholders.”

Outlook
The Company affirmed its fiscal 2027 outlook for revenue growth of approximately 2% to 4% and Adjusted EBITDA (a non-GAAP measure, explained in the accompanying tables) of approximately $135 million to $145 million. The Adjusted EBITDA range represents growth compared with fiscal 2026 Adjusted EBITDA on a comparable basis, reflecting the full-year impact of the sale-leaseback transactions in both periods.
The Company also continues to expect Free Cash Flow (a non-GAAP financial measure, explained in the accompanying tables) of approximately $35 million to $40 million.

Fiscal 2027 Q1 Review

In $ millions (except per share data)	First Quarter		Change
	Fiscal 2027	Fiscal 2026	$	%
Revenues	$216.8	$225.6	$(8.8)	(4)%

Operating income (loss)	$(92.2)	$(92.2)	$—	—%
Earnings (loss) before income taxes	$(93.7)	$(97.0)	$3.3	3%
Diluted earnings (loss) per share	$(3.77)	$(2.83)	$(0.94)	(33)%

Adjusted operating income (loss)*	$(88.7)	$(81.9)	$(6.8)	(8)%
Adjusted diluted earnings (loss) per share*	$(3.63)	$(2.52)	$(1.11)	(44)%

Adjusted EBITDA*	$(63.6)	$(55.7)	$(7.9)	(14)%

Pro forma adjusted operating income (loss)* (1)	$(88.7)	$(86.7)	$(2.0)	(2)%
Pro forma adjusted EBITDA* (1)	$(63.6)	$(64.2)	$0.6	1%
* Excludes one-time items. Please refer to the non-GAAP financial tables attached.
(1) Pro forma adjusted operating income (loss) (a non-GAAP measure) and Pro forma adjusted EBITDA (a non-GAAP measure) reflect the net impact of the sale-leaseback transactions as if the transactions had occurred on June 1, 2025, the beginning of fiscal 2026. The incremental impact to first-quarter fiscal 2026 adjusted operating income (loss) and Adjusted EBITDA was $4.8 and $8.5, respectively. The Company refers to these measures in this release as results “on a comparable basis.” See Table 7 for the reconciliations to Adjusted operating income (loss) and Adjusted EBITDA.

Revenues decreased 4% to $216.8 million, primarily reflecting lower revenues in Education and Children’s Book Publishing and Distribution and the elimination of rental income, recorded in Overhead, following the sale-leaseback transactions in December 2025, partly offset by higher Entertainment revenues.

Operating loss was $92.2 million in the quarter, approximately in line with the prior year period, including one-time charges of $3.5 million and $10.3 million in each period, respectively. Excluding one-time charges in both periods, adjusted operating loss (a non-GAAP measure) increased $6.8 million to $88.7 million. On a comparable basis, after reflecting the full-period impact of the sale-leaseback transactions in the prior year period, adjusted operating loss increased $2.0 million from $86.7 million in the prior-year period.

Adjusted EBITDA (a non-GAAP measure of operations explained in the accompanying tables) was a loss of $63.6 million, compared to a loss of $55.7 million in the prior year period. On the same comparable basis, Adjusted EBITDA improved $0.6 million to a loss of $63.6 million from a loss of $64.2 million in the prior year period, as improved results in Entertainment and International more than offset higher Overhead costs.

Quarterly Results

Children’s Book Publishing and Distribution

In the fiscal first quarter, the Children’s Book Publishing and Distribution segment’s revenues decreased $3.6 million to $105.8 million.

In School Reading Events, activity is minimal during the first quarter due to the seasonality of the business. Book Fairs revenues were $33.2 million, down $0.9 million from $34.1 million in the prior year period. Book Clubs revenues were $2.1 million, up $0.3 million compared to $1.8 million in the prior year period.

Consolidated Trade revenues decreased $3.0 million to $70.5 million, primarily reflecting higher international co-edition sales in the prior year period that did not recur in the quarter.

Segment operating loss was $38.2 million, which included one-time charges of $0.4 million, compared to an operating loss of $35.1 million in the prior year period, which included one-time charges of $0.8 million. Excluding one-time charges, adjusted operating loss increased $3.5 million to $37.8 million. On a comparable basis, adjusted operating loss increased $0.6 million.

Education

Education revenues decreased $9.7 million to $30.4 million during the segment’s seasonally smallest quarter, reflecting continued pressure on school and district funding and spending on supplemental curriculum materials. Segment operating loss was $23.3 million, compared to $21.2 million in the prior year period. On a comparable basis, adjusted operating loss increased $1.3 million, primarily reflecting lower revenues, partly offset by benefits from the segment’s improved cost structure.

Entertainment

Entertainment revenues increased $6.5 million to $20.1 million, primarily reflecting higher production revenues. Segment operating loss was $1.8 million, which included one-time charges of $0.2 million, compared to a loss of $4.0 million in the prior year period. Excluding one-time charges, adjusted operating loss improved $2.4 million to $1.6 million, primarily reflecting higher revenues.

International

International revenues increased $1.1 million to $60.5 million. Excluding favorable foreign currency exchange of $1.2 million, revenues were approximately in line with the prior-year period. Segment operating loss was $2.9 million, which included one-time charges of $0.2 million, compared to an operating loss of $4.2 million in the prior year period, which included one-time charges of $0.1 million. Excluding one-time charges, adjusted operating loss improved by $1.4 million to $2.7 million, primarily reflecting cost management and operational efficiencies.

Overhead

Overhead costs were $26.0 million, which included one-time charges of $2.7 million, compared to $27.7 million in the prior year period, which included one-time charges of $9.4 million. Excluding one-time charges, adjusted overhead costs (a non-GAAP measure) increased $5.0 million to $23.3 million.

On a comparable basis, adjusted overhead costs increased $3.9 million, primarily reflecting higher costs related to corporate initiatives and the timing of employee-related expenses.

Capital Position and Liquidity

In $ millions	First Quarter		Change
	Fiscal 2027	Fiscal 2026	$	%
Net cash (used) provided by operating activities	$(94.6)	$(81.8)	$(12.8)	(16)%
Additions to property, plant and equipment and prepublication expenditures	(18.1)	(14.9)	(3.2)	(21)%
Net borrowings (repayments) of film related obligations	1.9	(3.5)	5.4	NM
Free cash flow (use)*	$(110.8)	$(100.2)	$(10.6)	(11)%

Net cash (debt)*	$(86.8)	$(242.8)	$156.0	64%
NM - Not meaningful
* Please refer to the non-GAAP financial tables attached

Net cash used in operating activities was $94.6 million, compared to $81.8 million in the prior year period, primarily reflecting higher working capital requirements, as well as higher rent expense and loss of rental income related to the sale-leaseback transactions. Free cash use (a non-GAAP measure of operations explained in the accompanying tables) was $110.8 million in fiscal 2027, compared to free cash use of $100.2 million in the prior period, reflecting increased net cash used by operating activities and higher capital expenditures, partly offset by net borrowings of film-related obligations.

Net debt (a non-GAAP measure explained in the accompanying tables) was $86.8 million compared to net debt of $242.8 million in the prior year period, primarily reflecting net proceeds from the Company’s sale-leaseback transactions completed in December 2025, partly offset by capital returns to shareholders.

In the first quarter, the Company returned approximately $29.6 million to shareholders through share repurchases and dividends. This included the repurchase of 630,850 shares of common stock for $25.8 million and $3.8 million of dividends.

At August 31, 2026, $157.4 million remained authorized for future repurchases under the Company’s stock repurchase program. The Company expects to continue purchasing shares, from time to time as conditions allow, on the open market or in negotiated private transactions.

Additional Information

To supplement our financial statements presented in accordance with GAAP, we include certain non-GAAP calculations and presentations including, as noted above, “Adjusted EBITDA”, ”Adjusted Operating Income (Loss)”, “Free Cash Flow (Use)” and “Net Cash (Debt)”. Please refer to the non-GAAP financial tables attached to this press release for supporting details on the impact of one-time items on operating income, net income and diluted EPS, and the use of non-GAAP financial measures included in this release. This information should be considered as supplemental in nature and not as a substitute for the related financial information prepared in accordance with GAAP.

The Company is unable to provide a reconciliation of forward-looking Adjusted EBITDA or Free Cash Flow to the most directly comparable GAAP financial measures, operating income and net cash provided by operating activities, respectively, without unreasonable effort. This is due to the uncertainty and inherent difficulty in predicting the occurrence and financial impact of items that would be excluded from or required to calculate such GAAP measures, including future severance charges, asset impairments, gains or losses on sales of assets and other non-recurring items. These items are uncertain, depend on various factors outside the Company’s control and could be material to the Company’s results computed in accordance with GAAP.
Conference Call
The Company will hold a conference call to discuss its results at 4:30 p.m. ET today, September 24, 2026. Peter Warwick, Scholastic President and Chief Executive Officer, and Haji Glover, the Company’s Chief Financial Officer and Executive Vice President, will moderate the call.

A live webcast of the call can be accessed at https://edge.media-server.com/mmc/p/vfm3zrk4. To access the conference call by phone, please go to https://register-conf.media-server.com/register/BI6cab45efce9f470c84e69fe7dc11c385, which will provide dial-in details. To avoid delays, participants are encouraged to dial into the conference call five minutes ahead of the scheduled start time. Shortly following the call, an archived webcast and accompanying slides from the conference call will be posted at investor.scholastic.com.
About Scholastic
For more than 100 years, Scholastic Corporation (NASDAQ: SCHL) has been meeting children where they are – at school, at home and in their communities – by creating quality content and experiences, all beginning with literacy. Scholastic delivers stories, characters, and learning moments that empower all kids to become lifelong readers and learners through bestselling children’s books, literacy- and knowledge-building resources for schools including classroom magazines, and award-winning, entertaining children's media. As the world's largest publisher and distributor of children's books through school-based book clubs and book fairs, classroom libraries, school and public libraries, retail, and online, and with a global reach into more than 135 countries, Scholastic encourages the personal and intellectual growth of all children, while nurturing a lifelong relationship with reading, themselves, and the world around them. Learn more at www.scholastic.com.

Contact

Investors:
Mary Garofalo
(212) 343-6741, investor_relations@scholastic.com

Media:
Anne Sparkman
(212) 343-6657, asparkman@scholastic.com

Forward-Looking Statements

This news release contains certain forward-looking statements relating to future periods. Such forward-looking statements are subject to various risks and uncertainties, including the conditions of the children’s book and educational materials markets generally and acceptance of the Company’s products within those markets, and other risks and factors identified from time to time in the Company’s filings with the Securities and Exchange Commission. Actual results could differ materially from those currently anticipated.

SCHL: Financial

Table 1

Scholastic Corporation
Consolidated Statements of Operations
(Unaudited)
(In $ Millions, except shares and per share data)

	Three months ended
	08/31/26	08/31/25
Revenues	$216.8	$225.6
Operating costs and expenses:
Cost of goods sold	118.1	123.5
Selling, general and administrative expense	178.3	177.2
Depreciation and amortization	12.6	16.3
Asset impairments and write downs	—	0.8
Total operating costs and expenses	309.0	317.8
Operating income (loss)	(92.2)	(92.2)
Interest income (expense), net	(1.6)	(4.5)
Other components of net periodic benefit (cost)	0.1	(0.3)
Earnings (loss) before income taxes	(93.7)	(97.0)
Provision (benefit) for income taxes	(22.5)	(25.9)
Net income (loss)	(71.2)	(71.1)
Basic and diluted earnings (loss) per share of Class A and Common Stock (1)
Basic	$(3.77)	$(2.83)
Diluted	$(3.77)	$(2.83)
Basic weighted average shares outstanding	18,862	25,161
Diluted weighted average shares outstanding	19,589	25,410
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on numbers rounded to millions may not yield the results as presented.

Table 2

Scholastic Corporation
Segment Results, Excluding One-Time Items
(Unaudited)
(In $ Millions)

	Three months ended		Change
	08/31/26	08/31/25	$	%
Children’s Book Publishing and Distribution
Revenues
Book Clubs	$2.1	$1.8	$0.3	17%
Book Fairs	33.2	34.1	(0.9)	(3)%
School Reading Events	35.3	35.9	(0.6)	(2)%
Consolidated Trade	70.5	73.5	(3.0)	(4)%
Total Revenues	105.8	109.4	(3.6)	(3)%
Adjusted operating income (loss)*	(37.8)	(34.3)	(3.5)	(10)%
Adjusted operating margin*	NM	NM

Education
Revenues	30.4	40.1	(9.7)	(24)%
Adjusted operating income (loss)*	(23.3)	(21.2)	(2.1)	(10)%
Adjusted operating margin*	NM	NM

Entertainment
Revenues	20.1	13.6	6.5	48%
Adjusted operating income (loss)*	(1.6)	(4.0)	2.4	60%
Adjusted operating margin*	NM	NM

International
Revenues	60.5	59.4	1.1	2%
Adjusted operating income (loss)*	(2.7)	(4.1)	1.4	34%
Adjusted operating margin*	NM	NM

Overhead
Revenues	—	3.1	(3.1)	(100)%
Adjusted operating income (loss)*	(23.3)	(18.3)	(5.0)	(27)%

Adjusted operating income (loss)*	$(88.7)	$(81.9)	$(6.8)	(8)%
Adjusted operating margin*	NM	NM
NM - Not meaningful
* Excludes one-time items. Please refer to Table 4 for one-time items and a reconciliation of the non-GAAP financials and Table 7 for results presented on a comparable basis reflecting the impact of the sale-leaseback transactions.

Table 3

Scholastic Corporation
Supplemental Information
(Unaudited)
(In $ Millions)

Selected Balance Sheet Items
	08/31/26	08/31/25
Cash and cash equivalents	$106.8	$94.3
Accounts receivable, net	186.6	187.0
Inventories, net	315.3	322.2
Accounts payable	150.2	175.8
Deferred revenue	171.6	181.0
Accrued royalties	68.0	86.6
Film related obligations	19.3	14.7
Lines of credit and long-term debt	184.8	331.2
Net cash (debt) (1)	(86.8)	(242.8)
Total stockholders’ equity	656.5	878.0

Selected Cash Flow Items
	Three months ended
	08/31/26	08/31/25
Net cash provided by (used in) operating activities	$(94.6)	$(81.8)
Property, plant and equipment additions	(14.1)	(10.0)
Prepublication expenditures	(4.0)	(4.9)
Net borrowings (repayments) of film related obligations	1.9	(3.5)
Free cash flow (use) (2)	$(110.8)	$(100.2)
(1) Net cash (debt) is defined by the Company as cash and cash equivalents less production cash of $8.8 and $5.9 as of August 31, 2026 and August 31, 2025, respectively, net of lines of credit and short-term and long-term-debt. Film related obligations are not included. The Company utilizes this non-GAAP financial measure, and believes it is useful to investors, as an indicator of the Company’s effective leverage and financing needs.

(2) Free cash flow (use) is defined by the Company as net cash provided by or used in operating activities (which includes royalty advances) and cash acquired through acquisitions and from the sale of assets, reduced by spending on property, plant and equipment and prepublication costs and adjusted for net cash flows from film related obligations. The Company believes that this non-GAAP financial measure is useful to investors as an indicator of cash flow available for debt repayment and other investing activities, such as acquisitions. The Company utilizes free cash flow as a further indicator of operating performance and for planning investing activities.

Table 4
Scholastic Corporation
Supplemental Results - Excluding One-Time Items
(Unaudited)
(In $ Millions, except per share data)
	Three months ended
	08/31/2026			08/31/2025
	Reported	One-time items	Adjusted	Reported	One-time items	Adjusted
Diluted earnings (loss) per share (1)	$(3.77)	$0.14	$(3.63)	$(2.83)	$0.31	$(2.52)
Net income (loss) (2)	$(71.2)	$2.6	$(68.6)	$(71.1)	$7.8	$(63.3)
Earnings (loss) before income taxes	$(93.7)	$3.5	$(90.2)	$(97.0)	$10.3	$(86.7)

Children’s Book Publishing and Distribution (3)	$(38.2)	$0.4	$(37.8)	$(35.1)	$0.8	$(34.3)
Education	(23.3)	—	(23.3)	(21.2)	—	(21.2)
Entertainment (4)	(1.8)	0.2	(1.6)	(4.0)	0.0	(4.0)
International (5)	(2.9)	0.2	(2.7)	(4.2)	0.1	(4.1)
Overhead (6)	(26.0)	2.7	(23.3)	(27.7)	9.4	(18.3)
Operating income (loss) *	$(92.2)	$3.5	$(88.7)	$(92.2)	$10.3	$(81.9)
* Please refer to Table 7 for results presented on a comparable basis reflecting the impact of the sale-leaseback transactions.
(1) Earnings (loss) per share are calculated on non-rounded net income (loss) and shares outstanding. Recalculating earnings per share based on rounded numbers may not yield the results as presented.
(2) In the three months ended August 31, 2026 and August 31, 2025, the Company recognized a benefit of $0.9 and $2.5, respectively, for income taxes in respect to one-time pretax items.
(3) In the three months ended August 31, 2026, the Company recognized other pretax expenses of $0.4. In the three months ended August 31, 2025, the Company recognized pretax asset impairment of $0.8 related to a certain product.

(4) In the three months ended August 31, 2026, the Company recognized other pretax expenses of $0.2. In the three months ended August 31, 2025, the Company recognized pretax costs of less than $0.1 related to the acquisition of 9 Story Media Group.

(5) In the three months ended August 31, 2026 and August 31, 2025, the Company recognized pretax severance of $0.2 and $0.1, respectively, related to cost-savings initiatives.
(6) In the three months ended August 31, 2026, the Company recognized pretax severance of $2.3 related to cost-savings initiatives and other pretax expenses of $0.4. In the three months ended August 31, 2025, the Company recognized pretax severance of $8.7, related to cost-savings initiatives and other pretax expenses of $0.7.

Table 5

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA
(Unaudited)
(In $ Millions)

	Three months ended
	08/31/26	08/31/25
Earnings (loss) before income taxes as reported	$(93.7)	$(97.0)
One-time items before income taxes	3.5	10.3
Earnings (loss) before income taxes excluding one-time items	(90.2)	(86.7)
Interest (income) expense (1)	1.6	4.5
Depreciation and amortization	25.0	26.5
Adjusted EBITDA (2)	$(63.6)	$(55.7)
(1) Amounts include production loan interest amortized into cost of goods sold.
(2) Adjusted EBITDA is defined by the Company as earnings (loss), excluding one-time items, before interest, taxes, depreciation and amortization. The Company believes that Adjusted EBITDA is a meaningful measure of operating profitability and useful for measuring returns on capital investments over time as it is not distorted by unusual gains, losses, or other items.

Table 6

Scholastic Corporation
Consolidated Statements of Operations - Supplemental
Adjusted EBITDA by Segment
(Unaudited)
(In $ Millions)

	Three months ended
	08/31/26
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$(38.3)	$(23.3)	$(2.1)	$(3.0)	$(27.0)	$(93.7)
One-time items before income taxes	0.4	—	0.2	0.2	2.7	3.5
Earnings (loss) before income taxes excluding one-time items	(37.9)	(23.3)	(1.9)	(2.8)	(24.3)	(90.2)
Interest (income) expense (2)	0.1	0.0	0.2	0.0	1.3	1.6
Depreciation and amortization (3)	8.0	5.3	7.4	2.1	2.2	25.0
Adjusted EBITDA*	$(29.8)	$(18.0)	$5.7	$(0.7)	$(20.8)	$(63.6)

	Three months ended
	08/31/25
	CBPD (1)	EDUC (1)	ENT (1)	INTL (1)	OVH (1)	Total
Earnings (loss) before income taxes as reported	$(35.1)	$(21.2)	$(4.5)	$(4.7)	$(31.5)	$(97.0)
One-time items before income taxes	0.8	—	0.0	0.1	9.4	10.3
Earnings (loss) before income taxes excluding one-time items	(34.3)	(21.2)	(4.5)	(4.6)	(22.1)	(86.7)
Interest (income) expense (2)	0.0	0.0	0.5	(0.0)	4.0	4.5
Depreciation and amortization (3)	7.6	6.1	4.8	1.9	6.1	26.5
Adjusted EBITDA*	$(26.7)	$(15.1)	$0.8	$(2.7)	$(12.0)	$(55.7)
* Please refer to Table 7 for results presented on a comparable basis reflecting the impact of the sale-leaseback transactions.
(1) The Company’s segments are defined as the following: CBPD - Children's Book Publishing and Distribution segment; EDUC - Education segment; ENT - Entertainment segment; INTL - International segment; OVH - unallocated overhead.

(2) Amounts include production loan interest amortized into cost of goods sold.
(3) Depreciation and amortization in the Children’s Book Publishing and Distribution, Education and International segments includes amounts allocated from overhead.

Table 7

Scholastic Corporation
Supplemental Information (Unaudited)
(In $ Millions)

	Three months ended	Three months ended			Variance on a comparable basis
	08/31/2026	08/31/2025
	Adjusted operating income (loss)	Adjusted operating income (loss)	Incremental sale-leaseback impact	Pro forma adjusted operating income (loss) (1)	$	%
Children’s Book Publishing and Distribution	$(37.8)	$(34.3)	$(2.9)	$(37.2)	$(0.6)	(2)%
Education	(23.3)	(21.2)	(0.8)	(22.0)	(1.3)	(6)%
Entertainment	(1.6)	(4.0)	(0.0)	(4.0)	2.4	60%
International	(2.7)	(4.1)	—	(4.1)	1.4	34%
Overhead	(23.3)	(18.3)	(1.1)	(19.4)	(3.9)	(20)%
Total	$(88.7)	$(81.9)	$(4.8)	$(86.7)	$(2.0)	(2)%

	Three months ended	Three months ended			Variance on a comparable basis
	08/31/2026	08/31/2025
	Adjusted EBITDA	Adjusted EBITDA	Incremental sale-leaseback impact (2)	Pro forma adjusted EBITDA (1)	$	%
Children’s Book Publishing and Distribution	$(29.8)	$(26.7)	$(3.5)	$(30.2)	$0.4	1%
Education	(18.0)	(15.1)	(1.5)	(16.6)	(1.4)	(8)%
Entertainment	5.7	0.8	(0.1)	0.7	5.0	NM
International	(0.7)	(2.7)	—	(2.7)	2.0	74%
Overhead	(20.8)	(12.0)	(3.4)	(15.4)	(5.4)	(35)%
Total	$(63.6)	$(55.7)	$(8.5)	$(64.2)	$0.6	1%
NM - Not meaningful
(1) Pro forma adjusted operating income (loss) (a non-GAAP measure) and Pro forma adjusted EBITDA (a non-GAAP measure) reflect the net impact of the sale-leaseback transactions as if the transactions had occurred on June 1, 2025, the beginning of fiscal 2026. The incremental adjustments shown above reflect the impact to the first quarter of fiscal 2026 prior to completion of the transactions.
(2) The $8.5 incremental impact to Pro forma adjusted EBITDA includes the $4.8 impact to Pro forma adjusted operating income (loss) plus a $3.7 depreciation adjustment.